UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2015

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2015, the Honorable Leon Panetta accepted an offer to join the Board of Directors of Oracle Corporation. Mr. Panetta is not currently expected to join any committees of the Board.

Pursuant to our Amended and Restated 1993 Directors’ Stock Plan, on January 19, 2015, Mr. Panetta was automatically granted a stock option to purchase 15,000 shares of our common stock. This stock option represents a pro rata amount of 45,000 shares based on the number of complete calendar months remaining in our fiscal year, and will vest 25% per year over four years. Commencing May 31, 2015, he will be eligible to receive our annual stock grant for non-employee directors. Mr. Panetta will also receive the standard cash compensation for our non-employee directors, as described in more detail in our most recent proxy statement filed with the Securities and Exchange Commission on September 23, 2014.

Mr. Panetta is expected to enter into our standard form of indemnification agreement pursuant to which we will indemnify him for certain actions he takes in his capacity as a director.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release Oracle Names Leon Panetta to the Board of Directors, dated January 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: January 23, 2015	By:	/s/ Brian S. Higgins
Name: Brian S. Higgins
Title: Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT LIST

Exhibit No.	Description of Exhibit

99.1	Press release Oracle Names Leon Panetta to the Board of Directors, dated January 19, 2015